UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2014

CEVA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49842	77-0556376
(Commission File Number)	(I.R.S. Employer Identification No.)

1943 Landings Dr. Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

650/417-7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 19, 2014, CEVA, Inc. (the “Company”) held its annual meeting of stockholders, at which the Company’s stockholders approved the following five proposals. The proposals are described in detail in the proxy statement for the annual meeting that the Company filed with the Securities and Exchange Commission on April 9, 2014.

Proposal 1: Election of Directors

The following directors were elected at the meeting to serve for a one-year term until the 2015 annual meeting of stockholders:

Name	Votes For	Votes Withheld	Broker Non-Vote
Eliyahu Ayalon	16,278,665	546,263	1,930,938
Zvi Limon	15,516,055	1,308,873	1,930,938
Bruce A. Mann	15,266,334	1,558,594	1,930,938
Peter McManamon	16,507,417	317,511	1,930,938
Sven-Christer Nilsson	15,516,186	1,308,742	1,930,938
Louis Silver	15,520,078	1,304,850	1,930,938
Dan Tocatly	16,327,997	496,931	1,930,938
Gideon Wertheizer	16,280,559	544,369	1,930,938

Proposal 2: Amendment and Restatement of 2003 Director Stock Option Plan

The proposal to approve an amendment and restatement of the Company’s Amended and Restated 2003 Director Stock Option Plan to increase by 250,000 shares the number of shares of common stock reserved for issuance thereunder was approved as follows:

For 13,393,419	Against 3,321,882	Abstained 109,627	Broker Non-Vote 1,930,938

Proposal 3: Amendment and Restatement of 2011 Incentive Plan

The proposal to approve an amendment and restatement of the Company’s 2011 Incentive Plan to increase by 650,000 shares the number of shares of common stock reserved for issuance thereunder was approved as follows:

For 14,236,129	Against 2,297,547	Abstained 291,252	Broker Non-Vote 1,930,938

Proposal 4: Ratification of Appointment of Independent Auditors

The selection of Kost Forer Gabby & Kassierer, a member of Ernst & Young Global, as independent auditors of the Company for the fiscal year ending December 31, 2014, was ratified as follows:

For 17,588,937	Against 915,384	Abstained 251,545	Broker Non-Vote 0

Proposal 5: Compensation of the Named Executive Officers

The advisory vote to approve the Company’s named executive officer compensation was approved as follows:

For 11,840,133	Against 4,828,942	Abstained 155,853	Broker Non-Vote 1,930,938

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: May 23, 2014	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer